Exhibit 99.1
Flowserve Announces Record Third Quarter 2006 Bookings
DALLAS—October 10, 2006—Flowserve Corp. (NYSE: FLS) today reported third quarter 2006 bookings increased to about $900 million, surpassing the previous third quarter record of $794 million set in 2005, which included $20 million of bookings related to discontinued operations.
Flowserve President and Chief Executive Officer Lewis M. Kling said, “We are delighted that our business operations, using our successful operational excellence initiatives, are taking full advantage of robust market conditions to establish new records for incoming business.”
Reported bookings of about $900 million for the third quarter of 2006 compare with third quarter 2005 bookings from continuing operations of approximately $774 million. Therefore, third quarter 2006 bookings increased about 16 percent compared with the prior year period’s bookings from continuing operations. Currency had an approximate $20 million positive impact on third quarter 2006 reported bookings.
For the first nine months of 2006, reported bookings were about $2.69 billion compared with bookings from continuing operations of $2.16 billion in the prior year period. Therefore, nine-month 2006 bookings increased almost 25 percent over comparable period 2005 bookings from continuing operations. Currency had a negligible impact on nine-month 2006 reported bookings.
“I am extremely pleased with our year-to-date bookings in 2006,” Kling said. “Thus far in 2006, we have continued to achieve strong quarterly bookings growth compared with 2005, despite a very strong bookings performance in last year’s third quarter, where bookings from continuing operations were up 22 percent compared with the same period of 2004 on the same basis. Bottom line, our third quarter 2006 bookings from continuing operations are up 42 percent compared with their 2004 counterpart, and our 2006 year-to-date bookings are also up 42 percent on the same basis.
“Our pump business continues to be extremely robust and again posted the largest quarterly bookings increase among our business segments,” Kling said. “Our outlook for our major end-markets remains decidedly favorable.”
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in 56 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services.
Safe Harbor Statement: This news release includes forward-looking statements. Forward-looking statements are all statements that are not statements of historical facts and include, without limitation, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition. The words “believe”, “seek”, “anticipate”, “plan”, “estimate”, “expect”, “intend”, “project”, “forecast”, “ predict”, “potential”, “continue”, “will”, “may”, “could”, “should”, and other words of similar meaning are intended to identify forward-looking statements. The forward-looking statements made in this news release are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that, in some cases, are beyond our control. These risks, uncertainties and factors may cause our actual results, performance and achievements, or industry results and market trends, to be materially different from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Important risks, uncertainties and other factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: delays in future reports of the Company’s management and outside auditors on the Company’s internal control over financial reporting and related certifications; continuing delays in the Company’s filing of its periodic public reports and any SEC, NYSE or debt rating agencies’ actions resulting therefrom; the possibility of adverse consequences of the pending securities litigation; the possibility of adverse consequences related to the investigations by the SEC and foreign authorities regarding our participation in the United States Oil-for-Food program; the possibility of adverse consequences of governmental tax audits of the Company’s tax returns, including the upcoming IRS audit of the company’s U.S. tax returns for the years 2002 through 2004; the Company’s ability to convert bookings, which are not subject to nor computed in accordance with generally accepted accounting principles, into revenues at acceptable, if any, profit margins, since such profit margins cannot be assured nor be necessarily assumed to follow historical trends; changes in the financial markets and the availability of capital; changes in the already competitive environment for the Company’s products or competitors’ responses to the Company’s strategies; the Company’s ability to integrate acquisitions into its management and operations; political risks, military actions or trade embargoes affecting customer markets, including the continuing conflict in Iraq, uncertainties in certain Middle Eastern countries such as Iran, and their potential impact on Middle Eastern markets and global petroleum producers; the Company’s ability to comply with the laws and regulations affecting its international operations, including the U.S. export laws, and the effect of any noncompliance; the health of the petroleum, chemical, power and water industries; economic conditions and the extent of economic growth in the U.S. and other countries and regions; unanticipated difficulties or costs associated with the implementation of systems, including software; the Company’s relative geographical profitability and its impact on the Company’s utilization of foreign tax credits; the recognition of significant expenses associated with realigning operations of acquired companies with those of Flowserve; the Company’s ability to meet the financial covenants and other requirements in its debt agreements; any terrorist attacks and the response of the U.S. to such attacks or to the threat of such attacks; technological developments in the Company’s products as compared with those of its competitors; changes in prevailing interest rates and the Company’s effective interest costs; and adverse changes in the regulatory climate and other legal obligations imposed on the Company. It is not possible to foresee or identify all the factors that may affect our future performance or any forward-looking information, and new risk factors can emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements included in this news release are based on information available to us on the date of this news release. We undertake no obligation to revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.